UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 11, 2025, Dollar General Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the unsecured amended and restated credit agreement, dated September 3, 2024, with the lenders named therein, Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, Citibank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, and Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Regions Bank, The Huntington National Bank, Truist Bank, U.S. Bank National Association, and Wells Fargo Bank, National Association as co-documentation agents (as amended by the Amendment, the “Credit Agreement”). The Credit Agreement provides for a $2.375 billion unsecured five-year revolving credit facility terminating on September 3, 2029 (the “Revolving Facility”) of which up to $100.0 million is available for letters of credit, of which $70 million is currently committed and $30 million is uncommitted. The Revolving Facility also includes a subfacility with an available borrowing capacity of up to $50.0 million for short-term borrowings referred to as swingline loans.

The Credit Agreement contains customary events of default and a number of customary affirmative and negative covenants that, among other things, restrict, subject to certain exceptions, our and our subsidiaries’ ability to incur additional liens and subsidiary indebtedness, sell all or substantially all of our assets, and consummate certain fundamental changes or changes in our lines of business. The Credit Agreement also contains financial covenants which require the maintenance of a maximum leverage ratio and a minimum fixed charge coverage ratio. The Amendment increases the maximum leverage ratio covenant and decreases the minimum fixed charge ratio covenant until January 30, 2026, or earlier at the Company’s option upon achieving certain financial covenant milestones (“Covenant Relief Period”). The Amendment also restricts the Company’s repurchase of shares of its common stock during the Covenant Relief Period and reduces the limits on certain additional liens and subsidiary debt the Company may incur during the Covenant Relief Period.

Certain lenders under the Credit Agreement and their affiliates have, from time to time, provided investment banking, commercial banking, advisory and other services to the Company and/or its affiliates for which they have received customary fees and commissions, and such lenders and their affiliates may provide these services from time to time in the future.

A copy of the Credit Agreement and the Amendment are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Credit Agreement and the Amendment in this report are summaries and are qualified in their entirety by the terms of the Credit Agreement and the Amendment attached hereto.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 13, 2025, the Company issued a news release regarding results of operations and financial condition for the fiscal 2024 fourth quarter (13 weeks) and full year (52 weeks) ended January 31, 2025. The news release is furnished as Exhibit 99 hereto and is incorporated herein by reference.

The information contained within this Item 2.02, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE.

The information set forth in Item 2.02 above is incorporated herein by reference. The news release also:

•	sets forth statements regarding, among other things, the Company’s fiscal year 2025 outlook and long-term financial framework, as well as the Company’s planned conference call to discuss the reported financial results, the Company’s fiscal year 2025 outlook and long-term financial framework, and certain other matters; and

•	announces that on March 11, 2025, the Board declared a quarterly cash dividend of $0.59 per share on the Company’s outstanding common stock payable on or before April 22, 2025 to shareholders of record on April 8, 2025.

The information contained within this Item 7.01, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated as of September 3, 2024, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders thereto (incorporated by reference to Exhibit 4.1 to Dollar General Corporation’s Current Report on Form 8-K dated September 3, 2024, filed with the SEC on September 3, 2024 (file no. 001-11421))

4.2	Amendment No. 1 to the Credit Agreement, dated as of March 11, 2025, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto

99	News release issued March 13, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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